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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 relating to the Pennzoil Company Offer To Exchange Newly Issued Exchangeable Senior Debentures due 2008 For A Portion Of Its Outstanding 6 1/2% And 4 3/4% Exchangeable Senior Debenture Due 2003 of our report dated February 25, 1997, included in Pennzoil Company's Annual Report on Form 10-K for the year ended December 31, 1996, and to all references to our firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
December 19, 1997